ARTICLES OF INCORPORATION
                                 STATE OF NEVADA

    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.    NAME OF CORPORATION:  ROYCE BIOMEDICAL, INC.
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

   Name of Resident Agent:  GEORGE ROTH

   Street Address:  3535 Cambridge # 388,        Las Vegas, NV 89109
                   Street No.      Street Name      City       Zip

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 25,000,000 Par value: $0.001
      Number  of  shares without par value:  _________

4. GOVERNING BOARD:  shall be _________:   XX  Directors ________  Trustee
   The FIRST BOARD OF DIRECTORS shall consist of   1  members  and the names
   and addresses are as follows:

PATRICIA A. CONTI                     575 Anton Blvd. #300 Costa Mesa, CA 92626
Name                                   Address                City/State/Zip

5.  PURPOSE (optional - see  reverse side):  The purpose of the Corporation
     shall be:   CONDUCT ANY LAWFUL BUSINESS

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 75. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached NONE

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of this incorporators signing the articles:

PATRICIA A. CONTI
Name (print)

575 Anton Blvd., #300, Costa Mesa, CA 92626
Address                 City/State/Zip

 /s/ Patricia A. Conti
Signature

This instrument was acknowledged before me on March 21, 1995

 Bessie Louise Sechrist
    Name of Person

 /s/ Bessie Louise Sechrist
     Notary Public Signature

8.    CERTIFICATE  OF ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

9. GEORGE ROTH hereby accepts appointment as Resident Agent for the above named corporation.

 /s/ George Roth
                                                                  3/21/95
Signature of Resident Agent                                        Date

                             ROYCE BIOMEDICAL, INC.
                                    AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of the Nevada Revised Statues, Royce Biomedical, Inc. adopts the following Amendment to its Articles of Incorporation:

      The following amendment was adopted to be effective May 8, 1998, pursuant to Section 78.390 of the Nevada Revised Statues. Such amendment was adopted by a vote of the shareholders as set forth below:

 Designation                              Number of           Shares Voted For
of Share Class          Number of          Shares                or Against
    Entitled           Outstanding         Entitled              Amendment
    to Vote                Shares          to Vote           For         Against

  Common                 5,378,167       5,378,167         2,938,000        --

      The number of shares voted in favor of the amendment was sufficient for approval.

Text of Amendment

      The following paragraph is added to Article Three.

      Effective May 11, 1998 each five shares of this Corporation's issued and outstanding Common Stock shall automatically convert into one share of this Corporation's Common Stock. Each fractional share resulting from this reverse stock split will be rounded to the nearest whole share.

                                            ROYCE BIOMEDICAL, INC.

                                           By  /s/ Ken Pappas
                                            Ken Pappas, President and Secretary

      On the 11 day of May, 1998, before me personally came Ken Pappas to me known, who, being by me duly sworn, did depose and say that he is the President and Secretary of Royce Biomedical, Inc., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

         Witness my hand and official seal.



                                       Notary Public
My commission expires:

                             ROYCE BIOMEDICAL, INC.
                                    AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of the Nevada Revised Statues, Royce Biomedical, Inc. adopts the following Amendment to its Articles of Incorporation:

      The following amendment was adopted to be effective May 30, 1999, pursuant to Section 78.390 of the Nevada Revised Statues. Such amendment was adopted by a vote of the shareholders as set forth below:

     Designation of                     Number of          Shares Voted For
      Share Class       Outstanding  Shares Entitled          Amendment
     Entitled to Vote     Shares        to Vote          For          Against

      Common             9,815,618      9,815,618      6,666,667       --

      The number of shares voted in favor of the amendment was sufficient for approval.

Text of Amendment

      The Company's authorized capital as set forth in Article Three, is amended as follows:

      The Corporation's authorized capital shall consist of 100,000,000 shares of Common Stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001. The preferred shares may be issued by this Corporation's Board of Directors from time to time in one or more series in the manner provided by Nevada law.

      The following paragraph is added to Article Three.Effective May 30, 1999 each three shares of this Corporation's issued and outstanding Common Stock shall automatically convert into one share of this Corporation's Common Stock. Each fractional share resulting from this reverse stock split will be rounded to the nearest whole share.


                                            ROYCE BIOMEDICAL, INC.


                                            By  /s/ Kathy Jiang
                                                   Kathy Jiang, President

                                            By  /s/ Gregory C. Sharpe
                                                   Gregory C. Sharpe, Secretary

              )
              )ss.
              )

    On the day of May, 1999, before me personally came Kathy Jiang to me known, who, being by me duly sworn, did depose and say that she is the President of Royce Biomedical, Inc., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.
         Witness my hand and official seal.



                                                           Notary Public
My commission expires:

              )
              )ss.
              )

    On the day of May, 1999, before me personally came Gregory C. Sharpe to me known, who, being by me duly sworn, did depose and say that he is the Secretary of Royce Biomedical, Inc., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

         Witness my hand and official seal.



                                                               Notary Public
My commission expires: